DECLARATION OF TRUST

I, Carolyne Vera Sing, hereby declare that the mineral claims described below and are registered in my name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia are held by me in trust for the benefit of Sillenger Exploration Corp.

Mineral Claims:

Tenure Number	Claim Number	Number	Good to Date	Status	Area
585682	Bulkley 1	208930 100%	2009/June/03	GOOD	294.4642
585683	Bulkley 2	208930 100%	2009/June/03	GOOD	310.8017
585685	Bulkley 3	208930 100%	2009/June/03	GOOD	343.6187

Dated the 11th of June, 2008

/s/ Carolyne Vera Sing

Carolyne Vera Sing